UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 North Hamilton Street
Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2006, Universal Corporation (the “Company”) completed the sale of the non-tobacco businesses managed by its wholly owned subsidiary, Deli Universal, Inc. (“Deli’) to NVDU Acquisition B.V. (“NVDU”), a newly formed entity owned by NIBC Principal Investments, NPM Capital N.V., and managers of the businesses that were sold. NIBC Principal Investments is a part of NIBC Bank N.V., a Netherlands-based merchant bank. NPM Capital N.V. is a part of SHV Holdings, N.V., a Netherlands-based private company. The total value of the transaction was approximately $547 million and was determined by arm’s-length negotiations between the parties. After selling and other expenses, Universal realized a net value of approximately $517 million, consisting of net cash proceeds of $391 million and the assumption of $126 million of debt with the acquired businesses by NVDU. These amounts represent refinements of earlier estimates. The value of the transaction is subject to adjustment based on final agreement on the accounts of the businesses as of September 1, 2006, in accordance with the terms of the Purchase and Sale Agreement between the parties dated July 6, 2006, which the Company has previously filed as an Exhibit to a Current Report on Form 8-K filed on July 11, 2006.

Deli’s non-tobacco businesses include lumber and building products distribution and agri-products operations, including rubber and food trading, tea, and sunflower seeds. Universal retained its dried fruits and nuts business in the United States and London.

Item 8.01. Other Events.

The Company filed a press release on September 1, 2006, announcing the completion of the sale described in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements for

Universal Corporation

On September 1, 2006, Universal Corporation (“Universal” or the “Company”) completed the sale of the non-tobacco businesses managed by its wholly owned subsidiary, Deli Universal, Inc. (“Deli”), to NVDU Acquisition B.V. (“NVDU”), a newly formed entity owned by NIBC Principal Investments, NPM Capital N.V., and managers of the businesses that were sold. NIBC Principal Investments is a part of NIBC Bank N.V., a Netherlands-based merchant bank. NPM Capital N.V. is a part of SHV Holdings, N.V., a Netherlands-based private company. The total value of the transaction was approximately $547 million. After selling and other expenses, Universal realized a net value of approximately $517 million, consisting of net cash proceeds of $391 million and the assumption of $126 million of debt with the acquired businesses by NVDU. The value of the transaction is subject to adjustment based on final agreement on the accounts of the businesses as of the closing date.

Unaudited pro forma condensed consolidated financial information for Universal, giving effect to the sale, is set forth below as follows:

•	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2006, giving effect to the sale as if it had occurred on June 30, 2006; and

•	Unaudited pro forma condensed consolidated statements of income for the three months ended June 30, 2006, and the fiscal year ended March 31, 2006, giving effect to the sale as if it had occurred on April 1, 2005, which was the beginning of the fiscal year ended March 31, 2006.

The pro forma adjustments, which are more fully described in the Notes to Pro Forma Condensed Consolidated Financial Statements, are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with Universal’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and in its Quarterly Report on Form 10-Q for the three months ended June 30, 2006. The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only and is not intended to represent or be indicative of the consolidated financial position or results of operations that would have been reported had the sale of Deli’s non-tobacco businesses been completed as of the dates presented. The information is also not intended to be representative of Universal’s future financial position or results of operations. Since the pro forma condensed consolidated statements of income reflect the results from continuing operations, they do not include the loss on the sale of Deli’s non-tobacco operations.

Universal Corporation

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2006

(Unaudited)

		Pro Forma Adjustments
(in thousands of dollars)	Historical Consolidated	Deconsolidate Deli Universal Non-Tobacco Businesses	Sale of Deli Universal Non-Tobacco Businesses	Pro Forma Consolidated
		(Note 1)	(Note 2)
ASSETS

Current assets
Cash and cash equivalents	$93,518	$(6,864)		$86,654
Accounts receivable, net	473,246	(246,847)		226,399
Advances to suppliers, net	143,517	(2,192)		141,325
Inventories-at lower of cost or market:				—
Tobacco	812,489			812,489
Lumber and building products	178,622	(178,622)		—
Agri-products	148,707	(87,830)		60,877
Other	55,441			55,441
Other current assets	136,323	(9,213)		127,110

Total current assets	2,041,863	(531,568)	—	1,510,295

Investment in Deli Universal, Inc. non-tobacco businesses	—	420,733	(420,733)	—
Property, plant and equipment, net	577,355	(176,523)		400,832
Goodwill and other intangibles	142,750	(36,576)		106,174
Other noncurrent assets	343,990	(17,253)		326,737

Total assets	$3,105,958	$(341,187)	$(420,733)	$2,344,038

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Notes payable and overdrafts	$487,850	$(143,031)	$(128,535)	$216,284
Accounts payable	381,379	(140,102)		241,277
Customer advances and deposits	187,189	(125)		187,064
Current portion of long-term obligations	8,534			8,534
Other current liabilities	48,952	(16,837)		32,115

Total current liabilities	1,113,904	(300,095)	(128,535)	685,274

Long-term obligations	761,520		(262,000)	499,520
Other long-term liabilities	233,199	(38,065)		195,134

Total liabilities	2,108,623	(338,160)	(390,535)	1,379,928

Minority interests	17,374	(3,027)		14,347

Shareholders’ equity	979,961	—	(30,198)	949,763

Total liabilities and shareholders’ equity	$3,105,958	$(341,187)	$(420,733)	$2,344,038

See accompanying notes to pro forma condensed consolidated financial statements.

Universal Corporation

Pro Forma Condensed Consolidated Statement of Income

Three Months Ended June 30, 2006

(Unaudited)

		Pro Forma Adjustments
(in thousands, except per share amounts)	Historical Consolidated	Sale of Deli Universal Non-Tobacco Businesses	Pro Forma Consolidated
		(Note 3)
Sales and other operating revenues	$943,209	$(418,521)	$524,688

Costs and expenses
Cost of goods sold	786,934	(351,387)	435,547
Selling, general and administrative expenses	112,480	(42,071)	70,409
Restructuring and impairment costs	12,289	—	12,289

Operating income	31,506	(25,063)	6,443
Equity in pretax earnings (loss) of unconsolidated affiliates	(3,088)	(452)	(3,540)
Interest expense	18,151	(6,912)	11,239

Income from continuing operations before income taxes and other items	10,267	(18,603)	(8,336)
Income taxes	13,191	(6,511)	6,680
Minority interests	(576)	(567)	(1,143)

Income (loss) from continuing operations	(2,348)	(11,525)	(13,873)

Dividends on convertible perpetual preferred stock	(3,547)	—	(3,547)

Income (loss) from continuing operations available to common shareholders	$(5,895)	$(11,525)	$(17,420)

Weighted average common shares outstanding:
Basic	25,748		25,748

Diluted	25,748		25,748

Income (loss) from continuing operations per common share:
Basic	$(0.23)		$(0.68)

Diluted	$(0.23)		$(0.68)

See accompanying notes to pro forma condensed consolidated financial statements.

Universal Corporation

Pro Forma Condensed Consolidated Statement of Income

Fiscal Year Ended March 31, 2006

(Unaudited)

		Pro Forma Adjustments
(in thousands, except per share amounts)	Historical Consolidated	Sale of Deli Universal Non-Tobacco Businesses	Pro Forma Consolidated
		(Note 3)
Sales and other operating revenues	$3,511,332	$(1,401,285)	$2,110,047

Costs and expenses
Cost of goods sold	2,932,170	(1,198,827)	1,733,343
Selling, general and administrative expenses	417,346	(151,118)	266,228
Restructuring and impairment costs	57,463	—	57,463

Operating income	104,353	(51,340)	53,013
Equity in pretax earnings of unconsolidated affiliates	15,263	(1,123)	14,140
Interest expense	81,293	(24,018)	57,275

Income from continuing operations before income taxes and other items	38,323	(28,445)	9,878
Income taxes	34,403	(9,956)	24,447
Minority interests	(4,020)	(232)	(4,252)

Income (loss) from continuing operations	7,940	(18,257)	(10,317)

Dividends on convertible perpetual preferred stock	—	—	—

Income (loss) from continuing operations available to common shareholders	$7,940	$(18,257)	$(10,317)

Weighted average common shares outstanding:
Basic	25,707		25,707

Diluted	25,957		25,707

Income (loss) from continuing operations per common share:

Basic	$0.31		$(0.40)

Diluted	$0.31		$(0.40)

See accompanying notes to pro forma condensed consolidated financial statements.

Universal Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006

(1)	This pro forma adjustment reflects the deconsolidation of the assets and liabilities of the non-tobacco businesses managed by Deli Universal, Inc. (“Deli”), and presents those businesses as if they had been accounted for under the equity method of accounting. The resulting investment in the Deli non-tobacco businesses reflects Universal’s equity in and intercompany loans to those entities.

(2)	This pro forma adjustment reflects the sale of the above-referenced businesses, including the following:

a.	Net cash received of approximately $391 million, representing gross cash proceeds from the sale of $421 million, less $16 million of selling expenses and $14 million of other net costs related to the transaction. Consistent with the Company’s intent to use the proceeds to repay debt, the pro forma adjustment reflects the utilization of the $391 million net cash received to reduce the specific borrowings that would have been repaid at June 30, 2006, of which $129 million were reported in “notes payable and overdrafts” and $262 million in “long-term obligations”;

b.	An after-tax loss of approximately $28 million, consisting of a pretax loss of $23 million that provided no related income tax benefit and $5 million in income tax expense resulting from the write-off of deferred income tax assets recorded in Universal’s consolidated accounts that will not be realized as a result of the transaction. In addition to the effect of the after-tax loss, shareholders’ equity was further reduced by $2 million to reflect the net effect of (1) the net income of the businesses sold for the period from June 30, 2006, to the September 1, 2006, closing date, and (2) the reversal of net accumulated other comprehensive income (loss) balances related to the businesses sold.

As noted, the proceeds included in the pro forma condensed consolidated balance sheet are equal to the actual net cash received at the closing date. The value of the transaction is subject to adjustment based on final agreement on the balance sheets of the divested businesses as of the closing date.

Pro Forma Condensed Consolidated Statements of Income for the Three Months Ended June 30, 2006, and the Fiscal Year Ended March 31, 2006

(3)	This pro forma adjustment reflects the elimination of the revenues and expenses of the Deli non-tobacco businesses for the three months ended June 30, 2006, and the fiscal year ended March 31, 2006, giving effect to the sale of those businesses as if it had occurred on April 1, 2005. The pro forma adjustment to interest expense reflects the reduction in consolidated interest expense due to the assumption of debt in the transaction, as well as the Company’s use of the net cash proceeds to repay outstanding debt.

Since the pro forma condensed consolidated statements of income reflect results from continuing operations, they do not include the loss on the sale of the businesses.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated September 1, 2006.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: September 8, 2006	By:	/s/ Preston D. Wigner
Preston D. Wigner
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated September 1, 2006.*

*	Filed herewith